Exhibit  99.2- Certification of Periodic Reports -

I hereby certify that the accompanying periodic report complies with Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and,

The information contained in the accompanying periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.


                                            AutoCorp Equities, Inc.
                                            Issuer

August 9, 2002                           By: /s/ Jerry Hamilton
                                            -----------------------
                                            Jerry Hamilton
                                            Chief Financial Officer